EXHIBIT 10.4

          PATENT AND TRADEMARK SUBLICENSE AGREEMENT BETWEEN MEASCA CORPORATION AND INTERACTIVE PROCESSING, INC. DATED APRIL 17, 1996



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                         PATENT AND TRADEMARK SUBLICENSE



         THIS  SUBLICENSE  is made this __17__ day of  __April___,  1996, by and
between  MEASCA  CORPORATION,   a  Bahamian   corporation   ("Sublicensor")  and
INTERACTIVE PROCESSING, INC., a Nevada corporation ("Sublicensee").

                                    RECITALS

         A. Sublicensor is the licensee of Amoeba Corporation ("Licensor"), and has the right to grant a sublicense with respect to an invention entitled TV Terminator, described generally as an interactive universal remote control, including United States Patent Number 5,253,068 and Canadian patent number 2,107,736, and under any divisions, continuations, and continuations-in-part thereof, and under any patents that may issue thereon or any reissues or extensions thereof ("Amoeba Patent").

         B. Sublicensor is or will be utilizing the marks TV Terminator, TVT and The Fazer, and other marks that may be developed, in connection with the Amoeba Patent ("Trademarks").

         C. Sublicensee is desirous of securing and Sublicensor is willing to grant, a non-exclusive license for the development, manufacture, marketing, distribution, and sale of products based in whole or in part on the Amoeba Patent and all improvements and developments pertaining thereto ("Licensed
Products") to Sublicensor, or its affiliates, subject to the terms and conditions contained herein.

         D. Sublicensee is desirous of securing and Sublicensor is willing to grant, a license for use of the Trademarks in connection with the Licensed Products only, subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

         1.       GRANT OF LICENSE.

                  A.  GRANT.   Sublicensor   hereby  grants  to  Sublicensee  an
exclusive license within the territory identified in subparagraph 1.c to develop, make, have made, use, modify, market, manufacture, distribute, and sell Licensed Products; and to use the Trademarks and any trade names, trademarks, service marks and the like utilized by Sublicensor in the manufacture, sale and distribution of Licensed Products ("Intellectual Property"). This grant shall include all rights of Sublicensor, whether presently existing or hereafter arising, and whether scheduled in this Agreement or not. Sublicensee may use the
Trademarks  in  product   labels,   tags,   containers,   displays,   publicity,
advertising,  telephone listings,
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electronic data interchange (including on-line services),  business names, signs or in any other manner whatsoever without the prior written approval of Sublicensor.

                  B. NEW INVENTION PRODUCTS. The parties acknowledge that new or modified versions of the Licensed Products ("New Invention Products") other than as defined herein are anticipated. Any New Invention Products shall be the exclusive property of Licensor, whether or not developed by Licensor and whether or not Licensor's trade secrets are used to develop the New Invention Products; provided that such New Invention Products shall be deemed to be within the license granted hereunder.

                  C. REGION. The territory within which this exclusive license is valid is: the Western hemisphere, excluding the United States, Canada and Mexicao; Africa; and the Middle East.

         2. PAYMENT AND ROYALTY. In consideration for the grant of the license hereunder Sublicensee shall:

                  a. Issue to Sublicensor Nine Hundred Thousand (900,000) shares of the common stock of Sublicensee (the "Shares"), free and clear of all liens and encumbrances, representing Nine and 65/100ths percent (9.65%) of the issued and outstanding and reserved common stock of Sublicensee; and

                  b. Pay Sublicensor royalties on gross sales of the Licensed Products and any New Invention Products during the term of this license. Such royalties shall be paid quarterly within thirty (30) days after the first days of January, April, July, and October of each year during the continuance of this Agreement for the prior three (3) calendar months (except that the first such report shall cover only the portion of the quarter between the date of this Agreement and the end of the quarter), and shall be equal to One and 50/100 Dollars ($1.50) per unit of Licensed Products sold; and

                  c. In the event of a sublicense granted in accordance with the terms of this Agreement Sublicensor shall be paid a royalty of One and 50/100 Dollars ($1.50) per unit of Licensed Products sold by or through such sublicensee (or other arrangement), unless agreed otherwise by Sublicensor in writing in connection with the sublicense.

         3. TITLE; WARRANTY. This Agreement shall not act to transfer title or ownership of the Amoeba Patent, Trademarks or Intellectual Property. Sublicensor warrants it has a valid license to use and sublicense, with Licensor's permission, the Amoeba Patent, Trademarks and Intellectual Property, no knowledge of conflicting claims to the Amoeba Patent, Trademarks and Intellectual Property and that the Amoeba Patent, Trademarks and Intellectual Property do not infringe the rights of any other person.


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         4. RECORDS.  Sublicensee shall keep full and accurate records and books of account showing the manufacture, inventory and sale quantities and the selling prices of the Licensed Products. Any accountant authorized in writing by Sublicensor shall be given access to such records and books at all reasonable times. Any inspection or audit of the records by Sublicensor or its agent shall be at the expense of Sublicensor unless such shall disclose a discrepancy of two percent (2%) or more. Quarterly, within thirty (30) days after the first days of January, April, July, and October of each year during the continuance of this Agreement, Sublicensee shall render written reports to Sublicensor stating in each such report the quantities and net selling prices of all Licensed Products sold and manufactured by Sublicensee during the preceding three (3) calendar months, except that the first such report shall cover only the portion of the quarter between the date of this Agreement and the end of the quarter. Each such report shall be accompanied by remittance in full covering the royalties shown thereby to be due Sublicensor. Licensed Products shall be considered sold when billed out; if Licensed Products are not billed out, they shall be considered sold when delivered, shipped or when paid for, in part or full, whichever occurs first. Royalties paid on Licensed Products that are returned by customers may be credited against future royalty payments, provided royalties are paid on any such returned Licensed Products that are later sold. No royalties need be paid on Licensed Products furnished to customers without charge to replace returned Licensed Products on which royalties had previously been paid, provided no credit is taken against royalty payments for such returned Licensed Products.
Licensed   Products  shall  not  be  given  free  to  any  third  party  without
Sublicensor's written permission or used internally by Sublicensee, without commission being paid.

         5.   REPRESENTATIONS   AND  WARRANTIES  OF   SUBLICENSEE.   Sublicensee
represents and warrants to Sublicensor as of the date hereof, and as of the date of consummation of each and every element of this Agreement, as follows:

                  a. ORGANIZATION AND STANDING: POWER AND AUTHORITY. Sublicensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the full corporate power and corporate authority to carry on its business, as it is now being conducted, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Sublicensee is qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would have a material adverse effect on Sublicensee. Sublicensee has no subsidiaries or equity or other interest in any entity.

                  b. CAPITALIZATION. The authorized capital of Sublicensee consists of 25,000,000 shares of Common Stock, par value $.001 per share, of which 3,124,000 shares have been validly issued and are outstanding, fully paid and nonassessable on the date hereof. Sublicensee has reserved 900,000 shares of capital

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stock for issuance to Sublicensor in connection  with the acquisition of product licenses. There are no other reserved shares and no outstanding options, restricted stock awards, warrants, calls, commitments or rights of any character to purchase or otherwise to acquire from Sublicensee shares of capital stock of any class, no outstanding securities of Sublicensee that are convertible into shares of capital stock of Sublicensee of any class, and no options, warrants or rights to purchase from the Company any of such convertible securities.

                  c. CORPORATE APPROVAL. Sublicensee has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Sublicensee, the performance by Sublicensee of its obligations hereunder and thereunder, and the consummation by Sublicensee of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Sublicensee, which authorization has not been modified and is in full force and effect, and no other corporate proceeding on the part of Sublicensee is necessary for the execution and delivery of this Agreement by Sublicensee and the performance by Sublicensee of its obligations hereunder and the consummation by Sublicensee of the transactions contemplated hereby, does not violate any provision of the Articles of Incorporation or the By-Laws of Sublicensee.

                  d. GOVERNMENTAL FILINGS AND AUTHORIZATIONS. No filing, authorization or approval, governmental or otherwise, is necessary to enable Sublicensee to enter into, and to perform each of its obligations under, this Agreement except for such filings as may be required to comply with federal and state securities laws which filings, if any, have been made prior to the date hereof.

                  e. SUBLICENSEE COMMON STOCK - VALID ISSUANCE. The shares of the Sublicensee's common stock to be issued to Sublicensor hereunder will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with the Act and any appropriate state securities laws.

                  f. BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by Sublicensee. This Agreement and each document and instrument to be executed by Sublicensee pursuant hereto constitutes a legal, valid and binding obligation of Sublicensee, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.


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                  g. CONSENTS. Sublicensee is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter or bylaw, contract, commitment, lease, agreement, instrument or other restriction that would prevent the consummation of this Agreement or any of the transactions contemplated hereby and thereby without the consent of any third party, that would require the consent of any third party to the consummation of this Agreement or of the transactions contemplated hereby or thereby or, to the knowledge of Sublicensee, that would result in any penalty, forfeiture or termination which would be materially adverse to Sublicensee as a result of such consummation.

                  h. OBLIGATIONS: ABSENCE OF VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby and thereby constitutes a violation or default under, or conflicts with, any term or provision of the Articles of Incorporation or Bylaws of Sublicensee, or any material agreement, including, without limitation, any material contract, license, commitment, lease, instrument, arrangement or understanding to which Sublicensee is a party or to which Sublicensee or any of its property is subject, or by which Sublicensee or any of its property is bound, where such encumbrance would be materially adverse to the Sublicensor.


                  i. DISCLOSURE. No representation or warranty by Sublicensee, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  j. 504 OFFERING. Sublicensee sold 3,725,000 shares of its common stock at $.05 per share in an offering pursuant to an exemption from registration provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended, and applicable state law.

         6.   REPRESENTATIONS   AND  WARRANTIES  OF   SUBLICENSOR.   Sublicensor
represents and warrants to Sublicensee as of the date hereof, and as of the date of consummation of each and every element of this Agreement, as follows:

                  a. ORGANIZATION AND STANDING: POWER AND AUTHORITY. Sublicensor is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas and has the full corporate power and corporate authority to carry on its business, as it is now being conducted, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.

                  b. CORPORATE APPROVAL. Sublicensor has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution


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and delivery of this Agreement by Sublicensor, the performance by Sublicensor of its obligations hereunder and thereunder, and the consummation by Sublicensor of the transactions contemplated hereby and thereby, have been duly authorized by the Sublicensor, which authorization has not been modified and is in full force and effect, and no other corporate proceeding on the part of Sublicensor is necessary for the execution and delivery of this Agreement by Sublicensor and the performance by Sublicensor of its obligations hereunder and the consummation by Sublicensor of the transactions contemplated hereby, does not violate any provision of the constituting articles of Sublicensor.

                  c. BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by Sublicensor. This Agreement and each document and instrument to be executed by Sublicensor pursuant hereto constitutes a legal, valid and binding obligation of Sublicensor, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

         7. NO SUBLICENSES. Sublicensee shall not have the right to grant sublicenses hereunder or to transfer any rights to manufacture, modify, develop, make, have made, market or sell the Amoeba Patent or Licensed Products, or use the Trademarks or Intellectual Property, without the prior written consent of Sublicensor. In the event of any approved sublicense or other transfer to third parties, Sublicensee shall take reasonable steps to preclude the further sublicense or transfer of the Amoeba Patent or Licensed Products.

         8. BEST EFFORTS. Sublicensee agrees to utilize its best efforts to promote and exploit the Licensed Products, subject to the restrictions of this Agreement.

         9. PROSECUTION OF APPLICATIONS. Licensor shall have full and complete control over the prosecution of any patent or trademark applications, or any reissue of such licensed patents and of any disclaimer proceedings in connection therewith. Licensor shall keep Sublicensee fully and promptly informed of such prosecution, and shall give Sublicensee reasonable opportunity to make suggestions with regard to such prosecution. Licensor shall be under no obligation to accept any such suggestion, or to continue such prosecution beyond the point that it considers desirable. Each party shall bear the cost of its own activities in connection with the foregoing.


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         10.      MARKING.

                  a. PRODUCTS. Sublicensee shall mark all Licensed Products sold by it under this Agreement with the number of any patent that is applicable thereto and under which it is hereby licensed.

                  b. TRADEMARKS. Sublicensee agrees to mark all Trademarks with either a (R) (for registered trademark) or "TM" (for unregistered trademarks) and to designate Sublicensor as owner.

         11. INFRINGEMENT. In the event that any infringement of the Licensed Products comes to the attention of Sublicensee, Sublicensee shall promptly notify Sublicensor of the infringement. Sublicensor shall control the prosecution of any such action.

         If the use of the Amoeba Patent, Trademark, or Intellectual Property, or any information or material furnished hereunder is enjoined, Sublicensor shall have the right and option to:

                  a. procure for Sublicensee the right to continue such further use;

                  b. modify such so they no longer infringe any such rights;

                  c. obtain for Sublicensee similar products or marks which do not infringe any marks; or

                  d. terminate the agreement and pay Sublicensee liquidated damages of the lesser of actual damages or the amount of royalties actually received by Sublicensor for the previous six-month period immediately preceding such injunction for that specific property.

This paragraph 12 states the entire obligation and liability of Sublicensor with respect to infringement or violation of any proprietary interest of another or claims thereof.

         12. INVALIDITY OF PATENT. If any claim of any patent under which this license is granted shall be declared invalid by a final decision of a court of competent jurisdiction, whether an appellate court or a lower court whose decision becomes final by failure to appeal therefrom, or if, as a result of a final decision, any such claim shall be hereafter awarded to another, Sublicensee shall not be relieved of any obligations hereunder. In the event that any claim of any patent application under which this license is granted shall be finally rejected, such claim shall thenceforth be treated as if it did not exist, unless and until such final rejection shall be withdrawn or reversed and such claim allowed, and this license shall be deemed to be of trade secrets and know how of Sublicensor.


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         13. NON-USE.  In the event that Sublicensee makes no substantial use of the Amoeba Patent or Licensed Products or of any claims of an issued patent under which it is hereby licensed for any six (6) month period after the date hereof, Sublicensor shall have the right to cancel this license, in part or in full, on thirty (30) days' written notice to Sublicensee.

         14. ATTORNEYS' FEES. In the event either party shall enforce this Agreement by legal means, the prevailing party shall be entitled to reasonable attorneys' fees, experts' fees and costs whether in pretrial, trial, arbitration or appeal or in any bankruptcy proceeding. Venue shall be in King County, Washington. This Agreement shall be construed in accordance with the laws of the State of Washington.

         15. NOTICE. Any written notice necessary or appropriate under this Agreement shall be deemed to be properly given if delivered or sent by United States Registered Mail or the Canadian equivalent to the party to be notified at the address set forth below or at such other address as either party may hereafter designate in writing. The date of service of any notice so sent by registered mail shall be deemed to be three (3) days after the mailing thereof.

         16. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the successors of the parties, and Sublicensee shall not have any right to assign this Agreement without the consent in writing of Sublicensor. Sublicensor shall be free to assign its interest herein upon written notice to Sublicensee.

         17. QUALITY CONTROL. Sublicensee acknowledges that the quality of the Licensed Products and any advertising or promotional materials used in connection with the Trademarks and Intellectual Property is of utmost importance to Sublicensor and that any use of unauthorized products or materials will damage Sublicensor's goodwill and name. Therefore, Sublicensee agrees to maintain the quality of the Licensed Products and Trademarks and all advertising and promotional materials used at a high level. The Licensed Products and Trademarks and advertising and promotional materials shall be subject to prior written approval of Sublicensor. Sublicensor may withhold approval for any use or proposed use which may disparage or bring into disrepute Sublicensor's name in Sublicensor's sole discretion. For each and every type of Licensed Product or New Invention Product and for each material change to a Trademark, Sublicensee shall provide Sublicensor a randomly selected example for inspection before such is marketed and on a quarterly basis thereafter.

         18. WARRANTY. The parties recognize that Sublicensor is the Licensee of the Amoeba Patent, Licensed Products, Trademarks and Intellectual Property and that nothing herein shall give Sublicensee any continuing interest in and to such Amoeba Patent,


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Licensed  Products,  New Invention  Products,  or Trademarks or any  derivatives therefrom. Further, Sublicensee understands that Sublicensor is not in the business of manufacturing or selling products. Sublicensee therefore agrees to hold harmless, defend and indemnify Sublicensor and Licensor from any and all damages and claims arising out of Sublicensor's, Sublicensee's or any third party's use of the Amoeba Patent or Licensed Products. In addition, Sublicensee shall be responsible to meet any requirements of any law or regulating agency in connection therewith, including warning requirements.

         19. CONFIDENTIAL INFORMATION. Sublicensee shall keep confidential and otherwise protect from disclosure all information and property obtained from Licensor and Sublicensor in connection with this Agreement and identified as confidential or proprietary. Sublicensee agrees, unless otherwise expressly authorized herein or by Sublicensor, Sublicensee shall use such information and property, and the features thereof, only in the performance and for the purpose of this Agreement. Upon Sublicensor's request, and in any event upon the completion, termination or cancellation of this Agreement, the Sublicensee shall return all such information and property to the Sublicensor or make such other disposition thereof as is directed by Sublicensor. In all lower tier subcontracts and purchase contracts issued by Sublicensee and involving subcontractor receipt of such information or property, Sublicensee shall provide to Sublicensor the same rights and protection as contained in this clause. This provision shall survive termination of this Agreement. Information shall not be confidential or proprietary for the purposes of this provision, if

                  a. Known to the receiving party without restriction when received, or thereafter is developed independently by the receiving party without reference to proprietary information of the originating party; or

                  b. Obtained from a source other than the originating party through no breach of confidence by the receiving party; or

                  c. In the public domain when received, or thereafter enters the public domain through no fault of the receiving party;
or

                  d. Disclosed by the originating party to a third party without restriction; or

                  e. Required by applicable law or regulation, provided the receiving party notifies the originating party of the requirement promptly, and cooperates with the originating party (at the request and expense of the originating party) in contesting the requirement.

         20. DEFAULT. Any payment due from Sublicensee to Sublicensor shall bear interest at the rate of the lesser of 1-1/2% per month

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or the highest rate permitted by law. In addition,  if  Sublicensee  shall be in arrears in the payment of any such amount, Sublicensor shall have the right to cancel this Agreement upon giving Sublicensee thirty (30) days' written notice with an opportunity to cure. If Sublicensee violates or fails to keep or perform any other obligation, term or condition hereof, or if Sublicensee shall be adjudged a bankrupt or become insolvent or makes an assignment for the benefit of creditors, or is placed in the hands of a receiver or trustee in bankruptcy, then Sublicensor may, at its option, cancel and terminate this Agreement by giving thirty (30) days' written notice, specifying the default complained of; provided, however, that if Sublicensee shall, within such thirty (30) days, cure the default complained of, then the notice shall cease to be operative and this License Agreement shall continue in full force and effect as though such default had not occurred. These remedies are in addition to any and all remedies available at law or in equity to Sublicensor.

         21. RIGHTS UPON TERMINATION. Upon termination of this Agreement, by expiration or otherwise, all use of Sublicensor's Licensed Products, New Invention Products, Trademarks and Intellectual Property shall immediately cease except that termination shall not release Sublicensee from any monetary obligations, continuing warranties or restrictive covenants herein. Sublicensee shall have no future rights to the Licensed Products, New Invention Products, Trademarks, Intellectual Property or confidential information and Sublicensee agrees to return all Intellectual Properties to Sublicensor. Upon termination, no future manufacturing shall occur for or on behalf of Sublicensee. Existing stock shall be offered at wholesale first to Sublicensor and if Sublicensor decides not to purchase such in ten days, then such may be sold for an additional 60 days at not less than standard wholesale prices. No extensions will be granted.

         The rights of termination herein are absolute, and Sublicensee acknowledges it has considered such in making expenditures of money and time in preparing for the performance of this Agreement and further the possible losses of or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, property improvements, or

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commitments in connection with the goodwill or business of Sublicensee resulting for the termination hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


"SUBLICENSOR"                                     MEASCA CORPORATION



                                                  By/s/Shelly Johnson
                                                    Its Director

                                                  P.O. Box N. 7521
                                                  94 Dowdeswell St.
                                                  Nassau, Bahamas


"SUBLICENSEE"                                     INTERACTIVE PROCESSING, INC.



                                                  By /s/Keith Balderson
                                                    Its President/Director

                                                  1738 - 609 Granville St.
                                                  Vancouver, B.C.
                                                  CANADA V7Y 1G5


         By executing this Agreement, Amoeba Corporation expressly consents to the Sublicense granted herein.


"LICENSOR"                                        AMOEBA CORPORATION



                                                  By/s/Isaac Collie
                                                    Its Director


                                                  21 East Drive Garston
                                                  Watford, Herts
                                                  ENGLAND WD2 6AH


0087968.02
                                     - 11 -

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